To our stakeholders:

Hidden Progress
In this 100th year of operation, our accomplishments and performance are not well represented when one looks at the numbers alone. In fact, the vast majority of our businesses actually surpassed their prior year performance, and it was the impact of a few businesses that encountered some exceptional and costly disruptions that caused our overall results to be flat.

We are particularly proud of our international businesses, which in 2017 collectively grew earnings by double digits for the second consecutive year. Fueled by recent acquisitions in the UK, Canada, and South Korea, almost all of our international businesses exceeded their prior year results. During the year, we made the decision to exit our China copper tube joint venture. Despite being profitable for each of the 13 years we owned it, the business yielded a less than satisfactory return. We completed the sale in June and will deploy the proceeds towards opportunities that have the potential to yield more favorable long-term returns.

2017 - Operating Income of $152.0 million on Net Sales of $2.3 billion
2016 - Operation Income of $152.7 million on Net Sales of $2.1 billion

Around the same time of that transaction, we completed the acquisition of PexCor/HeatLink (PCHL), a manufacturer and distributor of PEX plastic tubing systems, based in Calgary, Canada. PCHL has been in business since 1990 and brings to Mueller Industries a talented management team, an established and quality brand, and an excellent operating platform. The PCHL team has ambitious plans, and we are pleased to support their investment in a substantial capacity expansion that will be implemented in 2018. We are excited about the opportunities to grow in the pressure plastics piping systems arena.

During 2017, we also completed two significant investment projects that expanded our copper tube footprint and capabilities. In June, we opened a new copper tube mill in Cedar City, Utah, the only copper tube mill in the western United States. In addition, by year end, we completed the construction and startup of our copper tube mill investment in Bahrain. Although neither of these projects contributed favorably to our 2017 results, as they were in the construction and startup phases, both were ahead of schedule and on budget. Both are now in production, and we look forward to their positive contribution in 2018.

Although we took a yearlong sabbatical from acquiring any new businesses in our Climate Products segment, our double-digit earnings growth in this segment was a result of our team’s focus on product development, the creation of synergies between complementary businesses, as well as their growth of both networks and product offerings. Our appetite for innovation and our strong customer relationships continue to add value here and, despite being smaller in stature than our other segments, Climate Products is a segment rich with exciting growth opportunities.

With all of this good stuff happening and so many of our businesses reporting excellent, if not record-setting results, then what happened? First, and not in order of magnitude, our B&K Trading business struggled on many fronts. Second, our U.S. Copper Tube business was impacted by the constraints in our Fulton, Mississippi, copper tube plant as a result of the ongoing modernization project. Third, a fire broke out and disabled key equipment in our Port Huron, Michigan, brass rod mill, disrupting what otherwise was going to be a very good year. Combined, these three businesses fell short of their 2016 performance by 27%, thereby masking the 17% year-over-year improvement we achieved in the balance of our businesses.

The B&K Trading business, which predominantly sells into the DIY markets, was affected by both reductions in volume and margins, resulting in a disappointing year. The B&K business often participates in annual program reviews, which are a customary process for many of this channel’s customers. Unfortunately, in 2017, we lost more of those bids than we won, thereby shrinking unit volume. In conjunction with these declines, the business was squeezed by a rapid escalation in commodity prices and was unable to pass such increases on in a timely manner. We will rebound as the team implements the needed increases and works to launch new and innovative products.

With regard to our challenges in the U.S. Copper Tube business, in 2017, we felt the greatest strains yet in the Fulton copper tube mill modernization project, which is nearing completion. This was the year when many of the remaining critical pieces of equipment, which were running on fumes, were decommissioned, and we cut over to the new equipment to complete the integration process. The most notable of conversions was the decommissioning of the mill’s 48-year old, 6,300-ton extrusion press and the switch to two newer generation extrusion presses, purchased in 2002. The old press made its final push on November 1, 2017.

Fortunately, a project of this magnitude happens infrequently, but when it does, it is expensive and complex. We believe our challenges and disruptions related to this modernization reached a peak in the third quarter of 2017. We look forward to significant improvement in performance in 2018, and we are pleased with the added levels of redundancy we now have in this flagship copper tube manufacturing operation.

Our Port Huron, Michigan, brass rod mill underwent a similar, but smaller, modernization that was completed in 2016. 2017 was our first full year of running post completion. The Brass Rod business was on track to have its best year ever when a fire broke out in the mill in September. The fire burned into a control room, and we lost the controls for two melt furnaces and our most modern caster. We are grateful to our employees and response team, who acted swiftly to ensure everyone was safe, and we recorded no injuries. Following the fire, our team quickly repowered alternate casting and related equipment to minimize any customer service disruptions.

The outage of the equipment lasted well into December. One of the more critical outcomes that arose due to the loss of the melt furnaces was our inability to melt chip returns from our customers. During the fourth quarter, those returns stockpiled, and by year end, we had in excess of 20 million pounds or $40 million of excess chips. Another way to think about it is to envision, inside our factory, a pile of chip returns large enough to fill one and a half Olympic-size swimming pools. As of late December, all of the equipment was repaired and operational, and the business is back on track with an expectation that we will eliminate this mountainous inventory build by early in the second quarter.

Lastly, we report the results of our 2015 investment in Tecumseh, a manufacturer of compressors and condensers for the refrigeration and air-conditioning markets, as an unconsolidated affiliate. Tecumseh is a company with a proud history but had been mismanaged in recent years. We are pleased that we have made significant progress since the new management team was installed in 2016. However, we recorded $2.1 million in losses from Tecumseh in 2017, and we expect to report continued losses on our investment in 2018 as Tecumseh executes its restructuring plan.

Continued Strength
Our balance sheet remains solid, and we maintain a low level of leverage compared to our cash generation. We will continue to use our cash to seek new growth opportunities as well as invest when and where needed to ensure we remain the low-cost producer in our core businesses.

As a testament to our confidence in the Company, we issued, in March, an $8.00 per share special dividend of which $3.00 per share was is in cash and $5.00 was a debenture that matures in ten years and pays a 6% coupon. This was a fitting return of capital to our shareholders, and we will continue to manage the capital structure of the company in a prudent and balanced manner.

Mueller Industries’ compounded annual return to shareholders over the past 25, 10, and 5 years is 12.6%, 12.3%, and 13.5% respectively. These are good returns, but our sights are set on even better long-term results.

Our Next Era
As we begin our next century in business, we start 2018 with optimism that our markets will remain stable and healthy, particularly in the U.S. We have high confidence we will see further expansion and growth as the new administration’s efforts to encourage reshoring and investment in U.S. manufacturing appears to be working.

Our investments in modernizing our mills have been taxing, but the payoff has begun. Our expansions into new regions of the world and emphasis on growth through acquisition have proven to be beneficial, and in each, we have acquired talent that is second to none. Many of the bricks have been laid to make our future brighter, and we anticipate all of these achievements will contribute favorably in 2018 and beyond.

We were honored in 2017 to recognize, share and celebrate our Centennial Anniversary. We are proud of this milestone and grateful to the tens of thousands of employees who, over the past 100 years, have contributed to building Mueller Industries into one of the finest industrial manufacturing companies. We close with a special thanks to our customers who continue to support us, our employees who work tirelessly and have made us such a resilient company, and our shareholders who continue to demonstrate their confidence in us.

/s/ Gregory L. Christopher

Greg Christopher
Chairman and Chief
Executive Officer

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